UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2013

The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-796-2121

1144 East Market Street, Akron, Ohio 44316-0001

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, the shareholders of The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) approved the adoption of the 2013 Performance Plan (the “2013 Plan”).

The 2013 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, stock-based and cash-based performance grants and other stock-based grants (collectively, “Awards”). A total of eleven million (11,000,000) shares of common stock may be issued under the 2013 Plan. Any shares of common stock that are subject to awards of stock options or stock appreciation rights will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of common stock that are subject to any other awards will be counted as 1.61 shares for each share granted for purposes of the aggregate share limit.

The 2013 Plan will be administered by the Compensation Committee of the Board of Directors which will have the sole authority to, among other things: construe and interpret the 2013 Plan; make rules and regulations relating to the administration of the 2013 Plan; select participants; and establish the terms and conditions of Awards, all in accordance with the terms of the 2013 Plan.

Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Compensation Committee is eligible to receive Awards under the 2013 Plan. Directors of Goodyear are also eligible to receive Awards (other than performance grants) under the 2013 Plan, provided that no director may receive Awards in any single fiscal year with an aggregate grant date fair value in excess of $250,000. Subject to the limits specified in the 2013 Plan, the selection of participants and the nature and size of Awards will be wholly within the discretion of the Compensation Committee. It is anticipated that all 20 Board-appointed officers of Goodyear will receive various grants under the 2013 Plan and approximately 1,500 other employees of Goodyear and its subsidiaries will participate in at least one feature of the 2013 Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Compensation Committee.

The 2013 Plan will remain in effect until April 14, 2023, unless sooner terminated by the Board of Directors. Termination will not affect Awards then outstanding.

The foregoing description of the 2013 Plan is qualified in its entirety by reference to the provisions of the 2013 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 15, 2013 (the “Annual Meeting”). At the Annual Meeting, 212,149,781 shares of common stock, without par value, or approximately 86% of the 245,528,843 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2014 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 36,359,827 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Common Stock Voted Against	Abstentions

William J. Conaty	161,500,195	12,764,252	1,525,507
James A. Firestone	158,062,867	16,211,354	1,515,733
Werner Geissler	172,713,840	1,471,154	1,604,960
Peter S. Hellman	172,815,052	1,361,840	1,613,062
Richard J. Kramer	149,367,472	23,964,059	2,458,423
W. Alan McCollough	147,047,548	27,211,326	1,531,080
John E. McGlade	172,449,232	1,729,256	1,611,466
Roderick A. Palmore	171,681,754	2,494,987	1,613,213
Shirley D. Peterson	172,628,786	1,671,614	1,489,554
Stephanie A. Streeter	154,599,248	19,567,233	1,623,473
Thomas H. Weidemeyer	135,428,739	38,849,829	1,511,386
Michael R. Wessel	172,579,539	1,518,141	1,692,274

2. Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 96,798,238 shares of common stock voted in favor of, and 77,346,667 shares of common stock voted against, said resolution. The holders of 1,645,049 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3. Proposal to approve the adoption of the 2013 Performance Plan. A resolution that the shareholders approve the adoption of the 2013 Performance Plan was submitted to, and voted upon by, the shareholders. There were 148,533,177 shares of common stock voted in favor of, and 25,452,116 shares of common stock voted against, said resolution. The holders of 1,804,661 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

4. Proposal to approve amendments to the Code of Regulations to reduce the vote required to remove directors. A resolution that the shareholders approve amendments to the Code of Regulations to reduce the vote required to remove directors was submitted to, and voted upon by, the shareholders. There were 172,943,787 shares of common stock voted in favor of, and 1,475,039 shares of common stock voted against, said resolution. The holders of 1,371,128 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution received the affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding and entitled to vote at the Annual Meeting. However, since Item 6 described below was not adopted, this resolution was not adopted.

5. Proposal to approve amendments to the Articles of Incorporation to reduce the vote required for certain business combination transactions. A resolution that the shareholders approve amendments to the Articles of Incorporation to reduce the vote required for certain business combination transactions was submitted to, and voted upon by, the shareholders. There were 172,302,950 shares of common stock voted in favor of, and 1,946,086 shares of common stock voted against, said resolution. The holders of 1,540,918 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution received the affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding and entitled to vote at the Annual Meeting. However, since Item 6 described below was not adopted, this resolution was not adopted.

6. Proposal to approve amendments to the Articles of Incorporation to eliminate cumulative voting in the election of directors. A resolution that the shareholders approve amendments to the Articles of Incorporation to eliminate cumulative voting in the election of directors was submitted to, and voted upon by, the shareholders. There were 145,064,314 shares of common stock voted in favor of, and 29,262,665 shares of common stock voted against, said resolution. The holders of 1,462,975 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was not adopted.

7. Proposal to approve an amendment to the Code of Regulations to extend the time to call special meetings. A resolution that the shareholders approve an amendment to the Code of Regulations to extend the time to call special meetings was submitted to, and voted upon by, the shareholders. There were 156,371,104 shares of common stock voted in favor of, and 17,990,276 shares of common stock voted against, said resolution. The holders of 1,428,574 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

8. Proposal to approve an amendment to the Code of Regulations to “opt out” of the Ohio Control Share Acquisition Law. A resolution that the shareholders approve an amendment to the Code of Regulations to “opt out” of the Ohio Control Share Acquisition Law was submitted to, and voted upon by, the shareholders. There were 172,477,335 shares of common stock voted in favor of, and 1,745,740 shares of common stock voted against, said resolution. The holders of 1,566,879 shares of common stock abstained and there were 36,359,827 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

9. Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2013 was submitted to, and voted upon by, the shareholders. There were 202,660,152 shares of common stock voted in favor of, and 8,718,530 shares of common stock voted against, said resolution. The holders of 771,099 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

Item 9.01.	Financial Statements and Exhibits.

10.1	2013 Performance Plan of The Goodyear Tire & Rubber Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 19, 2013	By:	David L. Bialosky
		Name:	David L. Bialosky
		Title:	Senior Vice President, General Counsel and Secretary